                                  SCHEDULE 14A
                                   (Rule 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement                                 [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                                       ONLY (AS PERMITTED BY RULE 14A-6(A)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            BANCINSURANCE CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            BANCINSURANCE CORPORATION
    (Name of Person(s) Filing Proxy Statement, If other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------

     (5)  Total fee paid:

          --------------------------------------------------------------------



[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                  --------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
                                                       -----------------------

     (3)  Filing Party:
                       -------------------------------------------------------

     (4)  Date Filed:
                     ---------------------------------------------------------

                            BANCINSURANCE CORPORATION





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD


                                  JUNE 2, 2003

                                       AND

                                 PROXY STATEMENT



=============================================================================


                                    IMPORTANT


                 PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD
               AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE

                            BANCINSURANCE CORPORATION

                              250 East Broad Street
                                   Tenth Floor
                              Columbus, Ohio 43215

                                NOTICE OF ANNUAL
                             MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 2, 2003




To Our Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders of Bancinsurance Corporation will be held at The Columbus Club, 181 East Broad Street, Columbus, Ohio 43215, on Monday, June 2, 2003, at 10:30 a.m., Eastern Daylight Time, for the following purposes:

          1. To elect seven directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

          2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2003 fiscal year; and

          3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on April 9, 2003 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

         We hope you can attend the Annual Meeting. Directors and officers of Bancinsurance Corporation and a representative of our independent auditors will be present to answer your questions and to discuss our business.

         We urge you to complete, sign, date and return the enclosed proxy card as soon as possible so that your common shares may be voted in accordance with your wishes. Proxies are revocable at anytime, and if you attend the meeting, you may vote in person, and your proxy will not be used.

                                      BY ORDER OF THE BOARD OF DIRECTORS
Columbus, Ohio
April 23, 2003                        SALLY J. CRESS
                                      SECRETARY


                PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
                CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE.
             NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES

                            BANCINSURANCE CORPORATION

                              250 East Broad Street
                                   Tenth Floor
                              Columbus, Ohio 43215


                                   ----------

                                 PROXY STATEMENT


                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 2, 2003

                                   ----------
                                                                  April 23, 2003



     This proxy statement is furnished to the shareholders of Bancinsurance Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the Annual Meeting of Shareholders to be held on June 2, 2003, at 10:30 a.m., Eastern Daylight Time, at The Columbus Club, 181 East Broad Street, Columbus, Ohio 43215, and at any adjournment or postponement thereof (the "Annual Meeting"). This proxy statement and the enclosed proxy card are first being sent or given to the Company's shareholders on or about April 23, 2003. The Annual Report of the Company for the fiscal year ended December 31, 2002, including financial statements, is being mailed to all shareholders together with this Proxy Statement.

     You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with the Company a notice in writing revoking it, by duly executing a proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting without voting will not revoke a proxy. Subject to such revocation and except as otherwise stated herein or in the proxy card, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are given, valid proxies will be voted for the election as directors of the nominees identified herein, for the ratification of the appointment of the independent auditors and, at the discretion of the proxy holders, on any other matters that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

     The entire expense of preparing, assembling, printing and mailing the proxy card and other materials used in the solicitation of proxies will be paid by the Company. Proxies may be solicited personally or by telephone, mail, facsimile or telegraph. Officers or employees of the Company may assist with personal or telephone solicitations and will receive no additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's common shares.


                                VOTING SECURITIES

         Holders of record of the Company's common shares, without par value (the "Common Shares"), at the close of business on April 9, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, there were 4,950,291 Common Shares issued and outstanding. A quorum for the Annual Meeting is a majority of the issued and outstanding Common Shares.

         Each Common Share outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon. The laws of the State of Ohio under which the Company is incorporated provide for cumulative voting rights in the election of directors under certain circumstances. A shareholder must give notice in writing to the President, a Vice President or the Secretary of the Company before 10:30 a.m. on May 31, 2003 if he or she desires cumulative voting for the election of directors. If an announcement of the giving of such notice is made upon convening of the Annual Meeting by the Chairman or Secretary, or by, or on behalf of, such shareholder, each shareholder will have cumulative voting rights in the election of directors. Cumulative voting entitles each shareholder to cumulate the voting power he or she possesses in the election of directors and give one nominee as many votes as is equal to the number of Common Shares he or she holds multiplied by the number of directors to be elected, or to distribute his or her votes on the same principle among two or more of the nominees, as he or she sees fit.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Pursuant to the Company's Amended and Restated Code of Regulations, the Board of Directors is comprised of seven directors, each of whom serves a one year term. The Board has nominated the persons identified below for election as directors of the Company at the Annual Meeting. The seven nominees receiving the greatest number of votes will be elected to serve until the 2004 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Withheld votes with respect to any nominee will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If voting is cumulative as a result of the request of a shareholder, the enclosed proxy card would grant discretionary authority to the proxy holders named therein to distribute the votes of Common Shares subject to proxies they hold so as to elect the maximum number of nominees for director set forth herein.

         Unless otherwise directed in your proxy, the Common Shares voted pursuant thereto will be voted FOR the election of the nominees identified below. In the event that any of the nominees for director should become unwilling or unavailable to serve, the Common Shares represented by proxies received will be voted in accordance with the best judgment of the proxy holders for the election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth certain information concerning each nominee for director:

                                                    CURRENT POSITION                         DIRECTOR
         NAME                   AGE                   WITH COMPANY                             SINCE
         ----                   ---                   ------------                             -----
         Si Sokol                75           Chief Executive Officer, Chairman of              1970
                                              the Board, Chairman of Executive
                                              Committee

         John S. Sokol           40           President, Director                               1990

         Daniel D. Harkins       73           Director, Chairman of Audit                       1981
                                              Committee, member of Executive
                                              Committee, member of Compensation
                                              Committee

         Saul Sokol              83           Director, member of Executive Committee           1982

         William S. Sheley       41           Director, member of Audit Committee,              2000
                                              member of Compensation Committee

         Matthew D. Walter       34           Director, Chairman of Compensation                2001
                                              Committee

         Kenton R. Bowen         40           Director, member of Audit Committee               2002

         Si Sokol has been Chairman of the Board since 1970 and Chief Executive Officer since December 1980. He is also Chairman of the Board and Chief Executive Officer of Ohio Indemnity Company, the Company's wholly-owned property/casualty insurance subsidiary ("Ohio Indemnity"). He served as President of the Company and Ohio Indemnity from December 1980 until June 1999. He is also Chairman of the Board of American Legal Publishing Corporation, the Company's wholly-owned municipal code publishing subsidiary ("American Legal Publishing"). He is a former director of Fifth Third Bank of Columbus, Ohio and has previously served on the boards of numerous corporations, including several national banks and a federally chartered savings and loan association located in the State of Ohio. He currently serves on the Fifth Third Bank Community Advisory Forum. Si Sokol is John S. Sokol's father and Saul Sokol's brother.

         John S. Sokol has been President of the Company and Ohio Indemnity since June 1999. He was Executive Vice President of the Company and Ohio Indemnity from June 1996 until June 1999 and Vice President of the Company and Ohio Indemnity from 1993 until June 1996. From 1989 until 1993, he served as an officer for what is now JP Morgan Chase Bank of New York (formally Manufacturers Hanover and Chemical Bank). He holds a B.A. degree in economics from Denison University and a M.B.A. in finance from Vanderbilt University. John S. Sokol is the son of Si Sokol and the nephew of Saul Sokol.

         Daniel D. Harkins is a private investor. Prior to 1987, Mr. Harkins owned and served as President of Ace Beverage Distributing Company. From 1978 until 1980, he served as a consultant for A. T. Kearney Inc., a management consulting firm. From 1973 until 1978, he served as General Sales Manager and International Sales Manager for several divisions of Ashland Chemical Company.

         Saul Sokol is the owner of Sokol Insurance Agency. He is a chartered life underwriter and a chartered property/casualty underwriter; the past President of the Columbus Life Underwriter's Association and the Columbus Chapter of Chartered Property/Casualty Underwriters; and a member of several local, state and national insurance associations. In addition, he has published a book for consumers concerning common insurance related questions. Saul Sokol is the brother of Si Sokol and the uncle of John S. Sokol.

         William S. Sheley has served as Senior Vice President of Customer Intelligence since January 2002 for Bank One Retail Group. From January 2001 until January 2002, he served as Senior Vice President of Marketing for Bank One Retail Group, and from 1999 until January 2001, he served as Chief Technology Officer for Bank One Retail Group. From 1996 until 1999, Mr. Sheley was Vice President and Division Manager for Bank One's Transaction Processing Services Group. From 1986 until 1996, he was a Senior Manager within the financial services industry team at Accenture. He holds a B.S in computer science and a M.B.A. in finance from Purdue University.

         Matthew D. Walter has served as Managing Partner of Talisman Capital Partners I, LLC, an investment entity that makes private investments in established operating companies, since 1999. Mr. Walter has also served as the Chief Executive Officer of Bound Tree Medical, LLC, a supplier of medical equipment and supplies to the emergency care market, since 2000. From 1995 until 2000, Mr. Walter was an executive with Cardinal Health, Inc., where he had responsibility for Cardinal's pharmaceutical packaging subsidiary with annual revenues in excess of $1.3 billion. Mr. Walter serves on the Board of Directors of Cardinal Health, Inc., a public entity, and the Board of Trustees of the Columbus Academy, a private not-for-profit entity, and I Know I Can, a private not-for-profit entity. He holds a B.A. in economics from Williams College and an M.B.A. from The Wharton School at the University of Pennsylvania.

         Kenton R. Bowen has served as President and Director of CallTech Communications, LLC since 1996. From 1992 until 1996, he was the Vice President of Corporate Finance at Provident Bank in Columbus, Ohio. From 1990 until 1992, Mr. Bowen was a Vice President at Bank One in Columbus, Ohio. Mr. Bowen serves on the Board of Directors of Netwalk Inc., a private for-profit entity, and Adams Medical Venture, a private for-profit entity, and as a Managing Partner of Weiler-Bowen, Ltd. He holds a B.A. in accounting and financing from Ohio Northern University.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors held five meetings during the 2002 fiscal year. The Board has three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Executive Committee. Each of the directors attended at least 75% or more of the total number of meetings of the Board and of the committees on which he served during the 2002 fiscal year. The Board does not have a nominating committee. The full Board currently selects the nominees for directors.

         The Audit Committee acts pursuant to the Audit Committee Charter that was adopted by the Board of Directors on May 1, 2000 (the "Audit Committee Charter"). The Audit Committee, subject to the approval of the Board, selects the Company's independent auditors, with whom the Audit Committee reviews the scope of the independent auditors' audit and nonaudit assignments and the related fees, the accounting principles used by the Company in financial reporting, the Company's internal financial auditing procedures and the adequacy of the Company's internal controls and procedures. No member of the Audit Committee is an employee of the Company. Each member of the Audit Committee qualifies as an independent director under the current rules of the National Association of Securities Dealers (the "Nasdaq Rules"). As contemplated by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder, the Audit Committee will assume direct responsibility for the appointment, compensation, retention and oversight of the Company's independent auditors in accordance with the timetable established by the Commission. The Audit Committee's report relating to the 2002 fiscal year appears on page 12. The Audit Committee held five meetings during the 2002 fiscal year.

         The Compensation Committee's duties include: administering the Company's 1984 Stock Option Plan, 1994 Stock Option Plan and 2002 Stock Incentive Plan; reviewing, considering and determining all matters concerning salary and other compensation and benefits for the Company's executive officers; and reviewing, considering and making recommendations to the Board of Directors concerning executive officer organizational issues and succession plans. No member of the Compensation Committee is, or has ever been, an employee of, or a paid consultant or advisor to, the Company. The Compensation Committee held two meetings during the 2002 fiscal year.

         Between meetings of the Board of Directors, the Executive Committee has, to the extent permitted by law, all of the powers and duties of the Board. Si Sokol, Daniel D. Harkins and Saul Sokol currently serve as members of the Executive Committee. The Executive Committee did not meet during the 2002 fiscal year.

         The Board of Directors is in the process of reviewing the Commission's rules and regulations implementing the Sarbanes-Oxley Act and the proposed changes to the Nasdaq Rules relating to corporate governance matters and intends to take timely and appropriate action to comply with such Commission rules and regulations and such changes to the Nasdaq Rules as they are finalized and implemented. In addition, the Board is in the process of developing and intends to adopt a code of conduct that complies with the requirements for such a code of conduct under the proposed changes to the Nasdaq Rules and constitutes a code of ethics applicable to the Company's principal executive officer and senior financial officers in accordance with the Sarbanes-Oxley Act and the Commission's rules and regulations implementing the Sarbanes-Oxley Act.

 COMPENSATION OF DIRECTORS

         As payment for serving on the Board of Directors and any of its committees, each non-employee director receives a $1,000 retainer plus $500 for each Board meeting attended and $500 for each committee meeting attended. In addition, each non-employee director annually receives an option to purchase 2,000 Common Shares. Such options are not exercisable until one year after the date of grant and terminate on the earlier of the tenth anniversary of the date of grant or three months following the date the director ceases to be a director of the Company. Employee directors receive no additional compensation from the Company or Ohio Indemnity for serving as directors. Each director of the Company also serves as a director of Ohio Indemnity and receives no additional compensation therefor.

                                 PROPOSAL NO. 2
                           INDEPENDENT PUBLIC AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for fiscal year 2003. Although action by the shareholders is not required with respect to this matter, the Board believes that shareholder ratification of the appointment of Ernst & Young LLP is appropriate because of the independent auditor's role in maintaining the quality and integrity of the Company's internal controls and procedures and financial reporting practices. Ernst & Young LLP has served as the Company's independent auditors since 2000. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to answer questions. The representative will have the opportunity to make a statement at the Annual Meeting.

         The affirmative vote of the holders of a majority of the Common Shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003. Abstentions and broker non-votes will be counted for purposes of establishing a quorum and will have the same effect as a vote against the proposal. In the event that the shareholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003, the Board will consider other independent auditors upon the recommendation of the Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the beneficial ownership of Common Shares as of March 31, 2003 (except as otherwise noted) by: (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares; (2) each of the Company's directors, nominees for director and executive officers named in the Summary Compensation Table; and (3) the directors and executive officers of the Company as a group.

      NAME                                       NUMBER OF COMMON                              PERCENT
  OF BENEFICIAL                               SHARES BENEFICIALLY                                OF
      OWNER                                          OWNED(1)                                   CLASS
------------------                            ----------------------                          --------
 Si Sokol                                         2,439,168(2, 3, 7)                           48.78%
 Chairman and Chief Executive Officer

 Barbara K. Sokol                                 2,439,168(2, 4)                              48.78%

 John S. Sokol                                    2,003,938(2, 5, 7)                           39.73%
 Director and President

 Kenton R. Bowen                                     10,000                                      (8)
 Director

 Daniel D. Harkins                                   64,825(7)                                  1.31%
 Director

 William S. Sheley                                    7,000(7)                                   (8)
 Director

 Saul Sokol                                         268,012(6, 7)                               5.40%
 Director

 Matthew D. Walter                                   27,000(7)                                   (8)
 Director

      NAME                                       NUMBER OF COMMON                              PERCENT
  OF BENEFICIAL                               SHARES BENEFICIALLY                                OF
      OWNER                                          OWNED(1)                                   CLASS
------------------                            ----------------------                          --------
 Daniel J. Stephan                                   12,000(7)                                     (8)
 Vice President of Marketing of Ohio Indemnity

 Sally J. Cress                                      78,850(7)                                    1.58%
 Treasurer and Secretary

 Stephen  G. Wolf                                     2,000(7)                                     (8)
 President of American Legal Publishing

 All directors, nominees and
 executive officers as a group
 (10 persons)                                     3,162,793                                      61.13%

 Dimensional Fund Advisors Inc.                     286,595(9)                                    5.79%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA.  90401

(1) Except as otherwise noted, the beneficial owners have sole voting and dispositive power over the Common Shares shown.

(2) Falcon Equity Partners, L.P., an Ohio limited partnership ("Falcon Equity Partners") whose sole partners are members of the Si Sokol family, owns of record 1,750,000 Common Shares. Si Sokol and Barbara K. Sokol each own a
     36.6 percentage interest in Falcon Equity Partners and their children, John
     S. Sokol, James K. Sokol and Carla A. Sokol, each own an 8.9 percentage interest in Falcon Equity Partners. As the sole managing general partner, Si Sokol has sole power to dispose or direct the disposition of the Common Shares owned of record by Falcon Equity Partners. As the general partners, Si Sokol, Barbara K. Sokol and John S. Sokol share the power to vote or direct the vote with respect to the Common Shares owned of record by Falcon Equity Partners.

(3) 1,750,000 of these Common Shares are beneficially owned by Si Sokol as the sole managing general partner and a general partner of Falcon Equity Partners, as more fully described in note (2) above. 321,976 of these Common Shares are owned of record or through a broker by Si Sokol. 317,192 of these Common Shares are owned of record or through a broker by Barbara
     K. Sokol, Si Sokol's wife. The rules and regulations of the Commission require that the Common Shares owned by Si Sokol and Barbara K. Sokol be aggregated for purposes of this disclosure; however, Si Sokol disclaims beneficial ownership of the Common Shares owned by Barbara K. Sokol.

(4) 1,750,000 of these Common Shares are beneficially owned by Barbara K. Sokol as a general partner of Falcon Equity Partners, as more fully described in note (2) above. 317,192 of these Common Shares are owned of record or through a broker by Barbara K. Sokol. 321,976 of these Common Shares are beneficially owned by Si Sokol, Barbara K. Sokol's husband, as more fully described in note (3) above. Barbara K. Sokol disclaims beneficial ownership of the Common Shares owned by Si Sokol.

(5) 1,750,000 of these Common Shares are beneficially owned by John S. Sokol as a general partner of Falcon Equity Partners, as more fully described in note (2) above. 145,741 of these Common Shares are owned of record or through a broker by John S. Sokol. 12,097 of these Common Shares are held by John S. Sokol, as custodian for his minor children. 2,100 of these Common Shares are owned by John S. Sokol's wife as to which he disclaims beneficial ownership.

(6) Saul Sokol and his wife, Phyllis D. Sokol, are co-trustees of The Saul Sokol and Phyllis D. Sokol Family Trust, which trust holds 252,012 Common Shares and is for the benefit of their children. As trustees, Saul Sokol and Phyllis D. Sokol are each empowered to exercise all rights with regard to such Common Shares, revoke the trust and amend the trust.

(7)  Includes 50,000, 94,000, 16,000, 2,000, 16,000, 2,000, 12,000, 30,000 and
     2,000 Common Shares that underlie currently exercisable options or options exercisable within 60 days of March 31, 2002 held by Si Sokol, John S. Sokol, Daniel D. Harkins, William S. Sheley, Saul Sokol, Matthew D. Walter, Daniel J. Stephan, Sally J. Cress and Stephen G. Wolf, respectively.

(8)  Represents ownership of less than 1% of the outstanding Common Shares.

(9) Based on information set forth in a Schedule 13G dated February 3, 2003, which was filed by Dimensional Fund Advisors Inc., a registered investment advisor, on behalf of its advisory clients.


                        EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are elected annually by the Board of Directors and serve at the pleasure of the Board. In addition to Si Sokol, Chairman of the Board and Chief Executive Officer, and John S. Sokol, President, the following persons are executive officers of the Company:

         Daniel J. Stephan, age 42, has served as Vice President of Marketing for Ohio Indemnity since May 2000. From 1999 until May 2000, he owned and operated Promark Specialty Insurance, an independent insurance agency and consulting firm. From 1997 until 1999, he served as the General Manager of the Lender Products Division of Markel American Insurance Company. From 1993 until 1997, he served as the Product Manager for Progressive Corporation where he directed sales and marketing for insurance products and services.

         Stephen G. Wolf, age 50, has served as President of American Legal Publishing since 1984 and as a Director of American Legal Publishing since 2000. Mr. Wolf holds a B.B.A. in management from the University of Cincinnati, and a J.D. from the University of Cincinnati College of Law. Mr. Wolf has held numerous elected and appointed local government positions during the past 20 years, including Councilman and Mayor of the City of Mount Healthy, Ohio. Currently, he serves as City Attorney for the City of Mount Healthy.

         Stephen J. Toth, age 39, has served as Vice President of Operations of Ohio Indemnity since 1999. He joined Ohio Indemnity in 1989 and served as Assistant Vice President of Ohio Indemnity from 1991 until 1998 and as Administrator of Ohio Indemnity's Bonded Service program from 1989 until 1991. From 1986 until 1989, he was employed by the Rockwood Insurance Group.

         Sally J. Cress, age 47, has served as the Treasurer and Secretary of the Company and Ohio Indemnity since March 1985. She also serves as a Director of Ohio Indemnity.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid or accrued by the Company and its subsidiaries to or for (1) the Company's Chief Executive Officer and (2) the other four most highly compensated executive officers of the Company in fiscal year 2002, for the fiscal years ended December 31, 2002, 2001 and 2000.

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                    ANNUAL                 AWARDS
                                                  COMPENSATION         ------------
                                            -----------------------      SECURITIES            ALL OTHER
 NAME AND PRINCIPAL                         SALARY          BONUS        UNDERLYING          COMPENSATION
 POSITION                      YEAR           ($)            ($)         OPTIONS (#)             ($)(1)
 --------                      ----         --------      ---------     ------------        --------------
Si Sokol                       2002          301,154        50,000          -                    83,319
   Chairman and                2001          301,154        68,250           -                   82,069
   Chief Executive Officer     2000          275,000        85,000           -                   81,757

John S. Sokol                  2002          240,414        92,631        100,000                16,000
   President                   2001          208,115        68,250           -                   22,350
                               2000          165,000        63,750           -                   20,202

Daniel J. Stephan              2002          135,519        75,000         15,000                 8,529
   Vice President of           2001          124,223        18,955         15,000                 5,020
   Marketing of Ohio           2000           75,230        11,285         10,000                25,900
   Indemnity

Sally J. Cress                 2002           97,875        20,353          5,000                 6,718
   Treasurer and Secretary     2001           92,330        15,904          5,000                 6,648
                               2000           89,079        18,700          -                     6,603

Stephen G. Wolf                2002           88,682        22,486          -                     5,868
   President of                2001           78,080        15,611          5,000                 5,638
   American Legal              2000           65,154        15,000          -                     2,759
   Publishing


(1) With respect to Si Sokol, "All Other Compensation" includes (a) the Company's matching contribution under the Ohio Indemnity Company Employee 401(k) and Profit Sharing Plan (the "401(k) Plan") in the amount of $10,600, $10,350 and $10,038 for the 2002, 2001 and 2000 fiscal years, respectively; (b) $2,185, $1,855 and $1,576 for the 2002, 2001 and 2000 fiscal years, respectively, for the term portion of the premium for a split dollar life insurance policy for the benefit of Si Sokol and his wife; and (c) $69,534, $69,864 and $70,143 for the 2002, 2001and 2000 fiscal years, respectively, for the whole life portion of the premium for such split dollar life insurance policy.

         With respect to John S. Sokol, "All Other Compensation" includes (a) the Company's matching contribution under the 401(k) Plan in the amount of $10,600, $10,350 and $9,202 for the 2002, 2001 and 2000 fiscal years, respectively; (b) $480 and $447 for the 2001 and 2000 fiscal years, respectively, for the term portion of the premium for a split dollar life insurance policy for the benefit of John S. Sokol; and (c) $11,520 and $10,553 for the 2001 and 2000 fiscal years, respectively, for the whole life portion of the premium for such split dollar life insurance policy.

         With respect to Daniel J. Stephan, "All Other Compensation" includes
(a) the Company's matching contribution under the 401(k) Plan in the amount of $8,529, $5,020 and $900 for the 2002, 2001 and 2000 fiscal years, respectively, and (b) for the 2000 fiscal year, a $25,000 signing bonus received pursuant to the terms of an employment agreement discussed below.

         With respect to Sally J. Cress, "All Other Compensation" includes the Company's matching contribution under the 401(k) Plan in the amount of $6,718, $6,648 and $6,603 for the 2002, 2001 and 2000 fiscal years, respectively.

         With respect to Stephen G. Wolf, "All Other Compensation" includes the Company's matching contribution under the 401(k) Plan in the amount of $5,868, $5,638 and $2,759 for the 2002, 2001 and 2000 fiscal years, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding options granted to the executive officers named in the Summary Compensation Table during the 2002 fiscal year.

                                     INDIVIDUAL GRANTS(1)                        POTENTIAL REALIZABLE
                    ---------------------------------------------------------       VALUE AT ASSUMED
                      NUMBER OF                                                     ANNUAL RATES OF
                    SECURITIES        % OF TOTAL                                      STOCK PRICE
                     UNDERLYING    OPTIONS GRANTED     EXERCISE                     APPRECIATION FOR
                       OPTIONS     TO EMPLOYEES IN      PRICE      EXPIRATION       OPTION TERM (3)
NAME                 GRANTED(#)      FISCAL YEAR       ($/SH)(2)      DATE        5% ($)        10% ($)
-------------        ----------      -----------       ---------    ---------     ------      -----------
Si Sokol                 -               -                -             -           -              -

John S. Sokol          100,000          64.10%           4.50        7/25/12     733,003      1,167,184

Daniel J. Stephan       10,000           6.41%           5.00        5/16/12      81,445        129,687
                         5,000           3.21%           4.50        7/25/12      36,650         58,359

Sally J. Cress           5,000           3.21%           4.50        7/25/12      36,650         58,359

Stephen G. Wolf           -                -               -            -            -             -


(1) All options were granted pursuant to the Company's 1994 Stock Option Plan or the Company's 2002 Stock Incentive Plan and vest 20% per year over the first five years after the date of grant.

(2) Pursuant to the Company's 1994 Stock Option Plan and the Company's 2002 Stock Incentive Plan, as applicable, the exercise price for all options granted during fiscal year 2002 is the fair market value of the Common Shares on the date of grant (i.e., the closing sales price per share on the Nasdaq National Market on that date).

(3) The dollar amounts in these columns are the product of (a) the difference between (i) the product of the per share market price on the date of grant and the sum of one plus the assumed rate of appreciation (5% and 10%) compounded annually over the term of the option (ten years) and (ii) the per share market price on the date of grant and (b) the number of Common Shares underlying the grant at the end of fiscal year 2002.

 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
 VALUES

         The table set forth below contains certain information regarding the year end values of unexercised options held by the executive officers named in the Summary Compensation Table. None of these executive officers exercised options during the 2002 fiscal year.

                                       NUMBER OF SHARES                               VALUE OF
                                          UNDERLYING                                 UNEXERCISED
                                         UNEXERCISED                                 IN-THE-MONEY
                                       OPTIONS AT FISCAL                          OPTIONS AT FISCAL
                                          YEAR END (#)                             YEAR END ($)(1)
                                 -------------------------------           ------------------------------
 NAME                            EXERCISABLE       UNEXERCISABLE           EXERCISABLE      UNEXERCISABLE
 -----------------               -----------       -------------           -----------      -------------
 Si Sokol                           40,000            10,000                  6,000              1,500

 John S. Sokol                      89,000           121,000                 52,625             40,750

 Daniel J. Stephan                   7,000            33,000                  4,638             12,182

 Sally J. Cress                     28,000            12,000                 17,975              3,150

 Stephen G. Wolf                     1,000             4,000                    250              1,000
--------

(1) Represents the total gain which would be realized if all in-the-money options held at December 31, 2002 were exercised, which total gain equals the product of (a) the number of Common Shares underlying the options and (b) the difference between the fair market value of the Common Shares ($4.90) on December 31, 2002 and the exercise price of such options. An option is in-the-money if the fair market value of the underlying Common Shares exceeds the exercise price.

EMPLOYMENT AGREEMENT

         On May 17, 2000, the Company and Daniel J. Stephan entered into a three year employment agreement that automatically renews for successive one year terms unless either party gives proper notice of its intention not to renew. Under the employment agreement, Mr. Stephan is to receive (1) an annual salary of at least $120,000; (2) a $25,000 signing bonus (which was paid in 2000); (3) an annual incentive bonus (equal to 15% to 100% of his then current annual salary); and (4) five annual grants of options to purchase 10,000 Common Shares. If Mr. Stephan's employment is terminated as a result of his death, "permanent disability" or "without cause" (each as defined in the employment agreement), Mr. Stephan will receive certain severance benefits that may include payment of his then current annual salary and a bonus (capped at 15% of his then current annual salary) and continued group health insurance benefits, each for a period of up to the remainder of the term of the employment agreement, depending on the reason for the termination. Upon the occurrence of a "change of control" (as defined in the employment agreement), Mr. Stephan also has the right to terminate the employment agreement and receive (1) a lump sum payment equal to 230% of his then current annual salary; (2) continued group health insurance benefits for a period of 24 months; and (3) certain other miscellaneous benefits. In addition, in the event of his termination "without cause" or upon a "change of control," all options previously granted to Mr. Stephan will vest, and he will be granted such number of fully vested options to enable him to acquire 50,000 Common Shares in the aggregate (taking into account all options that he then holds).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee with respect to the 2002 fiscal year was comprised of three members: Daniel D. Harkins, William S. Sheley and Matthew D. Walter. None of such members is or was formerly an officer or director of the Company. During the 2002 fiscal year, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers served on the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

         The Compensation Committee annually reviews and evaluates the performance of the Company's executive officers and determines the compensation for each executive officer. In general, the Company's executive compensation philosophy is to seek to attract, motivate and retain qualified executives by rewarding individual performance as well as the Company's achievement of goals and objectives. The Company's executive compensation program for the 2002 fiscal year included a base salary, an annual bonus opportunity and stock options.

COMPENSATION OF EXECUTIVE OFFICERS

         1.    Base Salary

         The base salary of the Company's executive officers, other than the Chief Executive Officer, was determined based upon the following factors: (1) the importance to the Company of the executive officer's job function; (2) the executive officer's experience and potential to make a significant contribution to the Company in the future; and (3) the base salaries of similarly situated executive officers in the insurance industry. Because the Compensation Committee believes that each of the above factors is important and the relevance of each factor varies from executive officer to executive officer, the Compensation Committee did not assign specific weight to any of these factors when determining any executive officer's base salary.

         2.   Annual Bonus

         The Company's 2002 fiscal year bonus program was designed to reward executive officers for achievement of both a Company performance goal and individual goals, with each category of goals being weighted differently depending on the executive officer's position in the Company. Under the Company's bonus program, each executive officer was assigned a percentage of his or her salary as potential bonus. The Company performance goal for fiscal year 2002 was 20% pre-tax return on beginning equity, adjusted for changes in accounting principles that became effective during fiscal year 2002 and the impact of impairment of tangible and intangible assets. The Company achieved 79% of this performance goal. The individual goals for fiscal year 2002 included: establishing new products, building an effective team and raising additional capital. All executive officers achieved some or all of their individual goals.

         3.   Stock Options

         It is the Company's intent to award stock options to the Company's executive officers in amounts reflecting the financial performance of the Company, the executive officer's ability to influence the Company's overall performance and his or her position. Options are intended to motivate executive officers to improve the Company's financial results and stock performance and to retain executive officers. In fiscal year 2002, the Compensation Committee approved the award of nonqualified stock options for 110,000 Common Shares and 10,000 Common Shares at $4.50 and $5.00 per share, respectively (the closing price on the date of grant), to the Named Executive Officers (see "--- Option Grants in Last Fiscal Year"). The nonqualified stock options vest at a rate of 20% per year over the first five years and lapse after ten years unless sooner exercised or forfeited.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Si Sokol became the Company's Chief Executive Officer in December 1980. Since August 2000, his annual base salary has been fixed at $300,000, which amount is primarily based upon his 32 years of experience in the insurance industry and his previous and current performance. In fiscal year 2002, Si Sokol earned a bonus of $50,000, the maximum performance bonus available, for maintaining large account relationships.

Submitted by the Compensation Committee of the Board of Directors:

Matthew D. Walter (Chairman)
Daniel D. Harkins
William S. Sheley


PERFORMANCE GRAPH

         The indexed graph and table below sets forth the Company's total shareholder return for the five-year period ending December 31, 2002 as compared to the total return for the Nasdaq Stock Market (U.S.) Index and the Standard and Poor's Insurance (Property-Casualty) Index during the same period, assuming a common starting point of $100 and reinvestment of dividends. Total return indices are weighted using beginning-period market capitalization for each of the reported time periods.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
     AMONG BANCINSURANCE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE S & P PROPERTY & CASUALTY INSURANCE INDEX

                                                                        Cumulative Total Return
                                                       ------     ---------------------------------------------
                                                       12/97      12/98     12/99     12/00    12/01     12/02
Bancinsurance Corporation                              100.00     110.26    113.08     94.23    106.62   105.54
Nasdaq Stock Market (U.S.) Index                       100.00     140.99    261.48    157.40    124.87    86.38
S & P Insurance (Property-Casualty) Index              100.00      93.37     69.57    108.42     99.72    88.73

                             AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

GENERAL

         In accordance with the terms of the Audit Committee Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the 2002 fiscal year, the Audit Committee met five times.

REVIEW AND DISCUSSION WITH INDEPENDENT AUDITORS

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young LLP, the Company's independent auditors, a formal written statement describing all relationships between Ernst & Young LLP and the Company that might bear on Ernst & Young LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Ernst & Young LLP any relationships or services that may impact the objectivity and independence of Ernst & Young LLP and satisfied itself as to Ernst & Young LLP's independence. The Audit Committee also discussed with management and Ernst & Young LLP the adequacy and effectiveness of the Company's internal controls and procedures. In addition, the Audit Committee discussed and reviewed with Ernst & Young LLP all communications required by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of Ernst & Young LLP's examination of the financial statements.

REVIEW WITH MANAGEMENT

         The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2002 with management. Management has the responsibility for the preparation of the Company's consolidated financial statements and Ernst & Young LLP has the responsibility for the audit of those statements.

FEES OF INDEPENDENT AUDITORS

AUDIT FEES

         The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements for the 2002 fiscal year and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2002 fiscal year (collectively, the "Audit Services") were $83,200.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Ernst & Young LLP did not render any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01(c)(4)(ii)) (the "Financial Information Systems Design and Implementation Services") for the 2002 fiscal year for the Company or its subsidiaries.

ALL OTHER FEES

         The aggregate fees billed for services rendered by Ernst & Young LLP, other than Audit Services and Financial Information Systems Design and Implementation Services, for the 2002 fiscal year (the "Other Services") were $53,403. The Audit Committee also determined that the provision of the Other Services was compatible with maintaining Ernst & Young LLP's independence.

CONCLUSION

         Based on the reviews and discussions with management and Ernst & Young LLP noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Daniel D. Harkins, (Chairman)
William S. Sheley
Kenton R. Bowen (from July 25, 2002)
Matthew D. Walter (until July 25, 2002)


               CERTAIN RELATIONSHIP AND RELATED PARTY TRANSACTIONS

         On May 23, 2002, the Company repurchased a total of 280,000 Common Shares from members of the immediate family of Si Sokol, the Company's Chairman and Chief Executive Officer, including 220,000 Common Shares from Barbara K. Sokol, Si Sokol's wife, 30,000 Common Shares from James K. Sokol, Si Sokol's son, and 30,000 Common Shares from Carla A. Sokol, Si Sokol's daughter. Such repurchases were made at a price of $5.00 per share, a price below the then current market price and were made pursuant to the terms of the Company's repurchase program adopted by the Board of Directors on April 25, 2002 (the "Repurchase Program").

         On May 23, 2002, the Company repurchased 25,000 Common Shares from the Saul and Phyllis D. Sokol Trust and 5,000 Common Shares from Samara S. Fields, Saul Sokol's daughter. Such repurchases were made at a price of $5.00 per share, a price below the then current market price, and were made pursuant to the Repurchase Program. Saul Sokol, a director of the Company and a brother of Si Sokol, is a co-trustee of the Saul and Phyllis D. Sokol Trust.

         On May 23, 2002, the Company repurchased 250,000 Common Shares from the Milton O. Lustnauer Living Trust at a price of $5.00 per share, a price below the then current market price, pursuant to the Repurchase Program. Prior to such repurchase, Milton O. Lustnauer, a former director of the Company, was the beneficial owner of more the 5% of the Company's issued and outstanding Common Shares.

         On March 25, 2003, the Company repurchased 50,000 Common Shares from Marilyn Sigel, Si Sokol's sister-in-law, at a price of $4.50 per share, a price below the then current market price. The Board of Directors unanimously approved such repurchase of Common Shares.

                PROPOSALS BY SHAREHOLDERS FOR 2004 ANNUAL MEETING

         Any proposals of shareholders which are intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by December 25, 2003 to be eligible for inclusion in next year's proxy statement. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission. If a shareholder intends to present a proposal at the 2004 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in the Company's proxy statement, such proposal must be received by the Company at its principal executive offices by March 9, 2004, or the Company's management proxies will be entitled to use their discretionary voting authority should such proposal then be raised without any discussion of the matter in the Company's proxy statement.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership of the Common Shares with the Commission. Based solely on its review of such reports and written representations from reporting persons, the Company believes that, during fiscal year 2002, its executive officers, directors and greater than 10% shareholders complied with such filing requirements, except as noted below.

         Daniel J. Stephen failed to timely file a Form 3 upon becoming a
Section 16 reporting person and failed to timely file a Form 4 covering two awards of options. He subsequently filed a Form 3 in July 2002 and reported the two option grants on a Form 4 filed in July 2002.

         Stephan J. Toth failed to timely file a Form 3 upon becoming a Section 16 reporting person and failed to timely file six Form 4's covering two awards of options, five exercises of options and four sales of Common Shares. He subsequently filed a Form 3 in July 2002 and reported the two option grants, the five option exercises and the four sales on a Form 4 filed in July 2002.

         Stephen G. Wolf failed to timely file a Form 3 upon becoming a Section 16 reporting person and failed to timely file a Form 4 covering one award of options. He subsequently filed a Form 3 in July 2002 and reported the option grant on a Form 4 filed in July 2002.

                                  OTHER MATTERS

         As of the date hereof, management knows of no other business that will come before the Annual Meeting. Should any other matter requiring a vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same with respect to any such other matter in accordance with their best judgment.

         UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS HEREBY SOLICITED, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO SALLY J. CRESS, SECRETARY, BANCINSURANCE CORPORATION, 250 EAST BROAD STREET, TENTH FLOOR, COLUMBUS, OHIO 43215.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPELTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Sally J. Cress
                                    Secretary

                            BANCINSURANCE CORPORATION
                       250 EAST BROAD STREET, TENTH FLOOR
                              COLUMBUS, OHIO 43215
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Daniel D. Harkins, William S. Sheley and Matthew D. Walter or any of them as proxies, each with the power to appoint his substitute, and hereby authorizes them (or any of them if all shall not be present) to represent and to vote, as indicated below, at the Annual Meeting of Shareholders of Bancinsurance Corporation to be held on June 2, 2003, at 10:30 a.m. local time, at The Columbus Club, 181 East Broad Street, Columbus, Ohio, or at any adjournment or postponement thereof, all of the Common Shares of Bancinsurance Corporation held of record by the undersigned on April 9, 2003.

1. ELECTION OF DIRECTORS           [ ]    FOR all nominees                           [ ]    WITHHOLD AUTHORITY
                                          (except as marked to the contrary below)          to vote for ALL nominees listed below

Kenton R. Bowen     Daniel D. Harkins   William S. Sheley   John S. Sokol     Saul Sokol       Si Sokol   Matthew D. Walter

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
              NAME.

2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2003.

                                [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NAMED NOMINEES FOR DIRECTORS AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR FISCAL YEAR 2003. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS OR FOR SUCH SUBSTITUE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

          (This Proxy Continues And Must Be Signed On The Reverse Side)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 23, 2003, the Proxy Statement furnished therewith and the Annual Report of Bancinsurance Corporation for the fiscal year ended December 31, 2002. Any Proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.

[ ] Please check if you plan to attend the Annual Meeting.

PLEASE RETURN PROXY IN ENVELOPE FURNISHED.

                                               ---------------------------
                                                        (Date)



                                               ---------------------------
                                                        (Signature)


                                               ---------------------------
                                            (Second Signature, if Applicable)

                                             Please date and sign exactly as
                                             name appears above. When signing
                                             as attorney, executor,
                                             administrator, trustee, guardian or
                                             corporate officer, please give
                                             full title. All joint owners must
                                             sign. Please return promptly.